UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S Coast Hwy 101, Suite 210 Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

On March 26, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Viracta Therapeutics, Inc. (the “Company”) approved annual base salaries and bonus opportunities for fiscal 2021 for the Company’s Chief Executive Officer, Chief Medical Officer, and Chief Financial Officer and Chief Operating Officer, each as more fully set forth below:

Name	Position	Annual Base Salary (Fiscal 2021) (1)	Target Bonus Percentage
Ivor Royston, M.D.	Chief Executive Officer	$540,000	50%
Lisa Rojkjaer, M.D.	Chief Medical Officer	$442,700	40%
Dan Chevallard	Chief Operating Officer and Chief Financial Officer	$433,200	40%

(1)	Base salary increases are effective as of March 1, 2021.

Outside Director Compensation Policy

Also on March 26, 2021, the Compensation Committee approved and recommended to the Board for approval an amended and restated Outside Director Compensation Policy (the “Amended Director Compensation Policy”), which the Board approved on March 31, 2021. Pursuant to the terms of the Amended Director Compensation Policy, each non-employee director will receive an annual cash retainer of $40,000. In addition, each non-employee director who serves as chair or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:

Audit Committee Chair:	$20,000
Audit Committee Member:	$10,000
Compensation Committee Chair:	$15,000
Compensation Committee Member:	$7,500
Nominating and Corporate Governance Committee Chair:	$7,500
Nominating and Corporate Governance Committee Member:	$5,000
Science and Technology Committee Chair:	$7,500
Science and Technology Committee Member:	$5,000

In addition to the cash compensation set forth above, each person who first becomes a non-employee director after the effective date of the Amended Director Compensation Policy will receive an initial award of stock options to purchase 80,000 shares of common stock of the Company, which such award will vest in equal installments over 36 months, subject to continued services to the Company through the applicable vesting dates and (ii) each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of stockholders an annual award of stock options to purchase 40,000 shares of common stock of the Company, which such award will vest in equal monthly installments over 12 months, or if earlier, the day immediately before the date of the next annual meeting that occurs after the applicable grant date, subject to continued services to the Company through the applicable vesting date. No annual awards are expected to be granted in 2021.

The foregoing description of the Amended Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Compensation Policy, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Chair Compensation

Also on March 26, 2021, the Compensation Committee approved compensation arrangements for Dr. Roger Pomerantz, the Chair of the Board providing that, in lieu of the compensation under the Amended Director Compensation Policy, Dr. Pomerantz would receive an annual cash retainer of $150,000, effective as of March 1, 2021, and an initial award of stock options to purchase 135,000 shares of common stock of the Company, vesting on the same schedule as the initial awards contemplated by the Amended Director Compensation Policy. In connection with the approval of such compensatory arrangements, Dr. Pomerantz resigned from the Nominating and Corporate Governance Committee, effective March 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2021

/s/ Daniel Chevallard
Daniel Chevallard
Chief Operating Officer and Chief Financial Officer